INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AMRESCO, INC.

We consent to the incorporation by reference in the Registration Statements No. 033-60015 and No. 033-58629 on
Form S-8 and Registration Statements No. 333-27853, No. 033-65329, No. 333-13823, No. 333-00157, and No. 333-25353 on
Form S-3 of our report dated February 2, 1998 (except Note 15 which is as of March 11, 1998) appearing in this Annual Report on Form10-K of AMRESCO, INC. for the year ended December 31, 1997.



/s/DELIOTTE & TOUCHE LLP
   Dallas, Texas

March 27, 1998